Exhibit 10.147

PROMISSORY NOTE

$76,950	June 11, 2007

FOR VALUE RECEIVED, the undersigned, Cord Blood America, Inc., a Florida Corporation (“Company”), hereby promises to pay to Stephanie Schissler (“Holder”) the principal sum of $76,950, with interest in the amount of ten percent (10%) per annum, on or before June 11, 2010 (“Maturity Date”).

Said principal and interest shall be paid to the Holder in equal installment payments of

$ 2,845.01 on the 11th day of each month for a term of 36 months, commencing July 11, 2007 and ending on or before the Maturity Date.

All accrued and unpaid interest hereon and principal hereof shall be paid in full on the Maturity Date.

Notwithstanding the foregoing, the Company may prepay all or any portion of the principal amount of this loan at any time by paying the amount of prepaid principal desired together with a payment equal to 10% of the amount being prepaid.

There shall be no penalty for payment of any principal sum prior to the Maturity Date.

If the principle amount is not paid in full on or before said Maturity Date, or should there be any Event of Default as defined below prior to the Maturity Date, the outstanding principal amount, plus accrued but unpaid interest shall become, at the Holder’s election, immediately due and payable. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.

An Event of Default includes any default in payment which is uncured for more than ten business days, any inability of the Company to pay its obligations for a period of more than ten business days, or the filing of any bankruptcy proceeding.

If suit or action is instituted to collect this note, or any portion hereof, the Company promises to pay such additional sum as the court may adjudge reasonable, for attorneys' fees and court costs in said proceedings.

This note is made and executed under, and is in all respects governed by, the laws of the State of California.  Any action to enforce the terms of this note shall be brought exclusively in the courts of the state of California. The undersigned hereby consents to personal jurisdiction in said courts of the state of California.

CORD BLOOD AMERICA, INC.
By: /s/ Stephanie Schissler
Stephanie Schissler